UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street,

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

2020 Long-Term Incentive Awards

On May 13, 2020, the Compensation and Human Capital Management Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) granted annual long-term incentive awards (the “2020 LTI Awards”) to the Company’s executive officers, including Richard G. Thornberry, the Company’s Chief Executive Officer, and to Derek V. Brummer, J. Franklin Hall, Edward J. Hoffman and Brien J. McMahon, the Company’s other named executive officers (collectively, the “Executives”).

All of the 2020 LTI Awards granted by the Company, including those awarded to the Executives as described in more detail below, were granted under the Radian Group Inc. Equity Compensation Plan (the “Equity Compensation Plan” or “Plan”).

For 2020, each Executive’s target 2020 LTI Award is comprised of the following components: (1) performance-based restricted stock units that will vest based on growth in the Company’s “LTI Book Value per Share” (as defined below) over a three-year performance period (the “BV RSUs”); and (2) time-based restricted stock units that will vest over three years in pro rata installments (“Time-Based RSUs”).

2020 Performance-Based Awards – BV RSUs

The Committee granted BV RSUs to the Executives in the following target amounts (“BV RSU Targets”):

Executive Officer	BV RSU Target (#)
Mr. Thornberry	201,640
Mr. Brummer	59,950
Mr. Hall	51,780
Mr. Hoffman	51,780
Mr. McMahon	46,330

The BV RSUs will vest on May 13, 2023, based on the attainment of specified performance goals (as described below), subject to certain conditions (as described below) that could accelerate such vesting. Each vested BV RSU will be payable in one share of the Company’s common stock.

On the vesting date, each Executive will become vested in a number of BV RSUs (from 0 to 200% of his BV RSU Target, the “BV Performance Level”) based on how the Company’s cumulative growth in LTI Book Value per Share (as defined below) over a three-year performance period (from March 31, 2020 through March 31, 2023) compares to the following reference points:

Cumulative Growth in LTI Book Value per Share(1)	BV Performance Level(1) (Percentage of BV RSU Target)
>40%	200%
25%	100%
<10%(2)	0%

(1)	If the Company’s cumulative growth in LTI Book Value per Share falls between two referenced percentages, the BV Performance Level will be interpolated.
(2)	If the Company’s cumulative growth in LTI Book Value per Share is less than 10%, the BV Performance Level will be 0.

The Company’s “LTI Book Value per Share” is defined as: (A) Book Value adjusted to exclude: (1) Accumulated Other Comprehensive Income; and (2) the impact, if any, during the three-year performance period from declared dividends on common shares; divided by (B) basic shares of common stock outstanding.

The BV RSUs include a one-year holding period after vesting, such that the vested BV RSUs will not be convertible into shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary of the vesting date of the BV RSUs. However, as set forth in the applicable grant instrument, the post-vesting holding period will not apply in certain circumstances, such as (i) the Executive’s death or disability, (ii) an Involuntary Termination (as defined below) in connection with a change of control before the end of the performance period, or (iii) the occurrence of a change of control after the end of the performance period.

The treatment of the BV RSU awards upon the occurrence of certain employment termination events is described under “Termination of Employment Events” below. The BV RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the three-year performance period, absent an Involuntary Termination (as defined below), the BV RSUs will become vested at the end of the three-year performance period in an amount equal to the projected BV Performance Level for the full performance period, estimated as of the end of the fiscal quarter immediately prior to the change of control (the “CoC Performance Level”).

Executives are entitled to receive dividend equivalents on their BV RSU awards as described below under “Dividend Equivalents.”

2020 Time-Based RSUs

The Committee granted Time-Based RSUs to the Executives in the following amounts: Mr. Thornberry – 113,410 RSUs; Mr. Brummer – 33,720 RSUs; Mr. Hall – 29,120 RSUs; Mr. Hoffman – 29,120 RSUs; and Mr. McMahon – 26,060 RSUs.

The Time-Based RSUs are scheduled to vest in pro rata installments on each of the first three anniversaries of the grant date (i.e., May 13, 2021, May 13, 2022 and May 13, 2023), as long as the Executive is an employee of Radian on the vesting date.

The treatment of the Time-Based RSUs upon the occurrence of certain employment termination events is described under “Termination of Employment Events” below.

Executives are entitled to receive dividend equivalents on their Time-Based RSU awards as described below under “Dividend Equivalents.”

Termination of Employment Events

Generally, the 2020 LTI Awards would be treated as follows if the Executive’s employment is terminated for the following reasons:

Termination Event	BV-RSUs	Time-Based RSUs
Voluntary Termination	All unvested BV RSUs are forfeited	All unvested Time-Based RSUs are forfeited

Involuntary Termination* (No Change of Control)

•Except as set forth below, the target number of BV RSUs will be prorated for the number of months served between the grant date and date of termination, with vesting occurring on the original vesting date at the BV Performance Level

•If terminated within six months of the grant date, the BV RSUs will be forfeited

•If terminated during the six-months prior to the original vesting date, the target BV RSUs will not be prorated (Executive is eligible for full value of award)

•If terminated on or before the first anniversary of the grant date, 33% of the Time-Based RSUs will automatically vest, and the remaining Time-Based RSUs will be forfeited

•If terminated after the first anniversary of the grant date, any unvested Time-Based RSUs will automatically vest on the date of termination

Involuntary Termination* (Occurring 90 Days Before or One Year After Change of Control)	Accelerate vesting of BV RSUs as of the termination date (or, if later, on the date of the change of control) at the CoC Performance Level	Accelerate vesting of Time-Based RSUs in full on the termination date (or, if later, on the date of the change of control)

Death / Disability	Accelerate vesting of BV RSUs as of the date of death or disability at the BV RSU Target Target or CoC Performance Level if a change of control has occurred	Accelerate vesting of Time-Based RSUs in full on date of death or disability

Retirement

BV RSUS are not forfeited and vest on the original vesting date at the BV Performance Level, or if a change of control has occurred, on the retirement date (or, if later, on the date of the change of control) at the or CoC Performance Level

Accelerate vesting of Time-Based RSUs in full on retirement date

*	An “Involuntary Termination” is generally defined as a termination of the Executive’s employment by the Company other than for “cause” or by the Executive for “good reason.”

The 2020 LTI Awards include a provision that prohibits the Executive from competing with the Company and from soliciting the Company’s employees or customers for a period of 18 months with respect to Mr. Thornberry and a period of 12 months for each of the other Executives following termination of the Executive’s employment for any reason.

Dividend Equivalents

Executives are entitled to receive dividend equivalents on their 2020 LTI Awards. In general, the 2020 LTI Awards provide that upon the declaration and payment by the Company of a cash dividend on its common stock, each Executive will be entitled to receive a cash amount equal to the per-share cash dividend paid by the Company (a “Dividend Equivalent”), multiplied by the total number of BV RSUs and Time-Based RSUs subject to such award, with the number of BV RSUs initially measured at target and adjusted at vesting based on performance under the award. Any Dividend Equivalents credited to a 2020 LTI Award are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award, including, as it relates to the BV RSUs, the requirement that certain specified performance conditions be met.

Dividend Equivalents will accrue on unvested 2020 LTI Awards in a non-interest bearing book account and will not be paid to holders prior to vesting of the 2020 LTI Awards. Unless the 2020 LTI Award is otherwise deferred under the applicable deferred compensation plan, such Dividend Equivalents, as adjusted to take into account achievement of the applicable performance goals with respect to the BV RSUs, will be paid when the 2020 LTI Awards vest. If and to the extent that the underlying 2020 LTI Awards are forfeited, all related Dividend Equivalents will be forfeited. With respect to the BV RSUs, which are subject to a one-year holding period after vesting, Dividend Equivalents will be paid following the vesting of the BV RSUs when dividends are paid on the underlying common stock of the Company.

The foregoing summary of the 2020 LTI Awards is not a complete description of all of the terms and conditions of the BV RSUs and the Time-Based RSUs, and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s 2020 Annual Meeting of Stockholders held on May 13, 2020, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten directors for a term of one year each, to serve until their successors have been duly elected and qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	Broker Non- Votes
Herbert Wender	164,658,737	3,919,573	106,380	9,762,448
Brad L. Conner	168,135,611	510,628	38,451	9,762,448
Howard B. Culang	165,814,242	2,838,310	32,138	9,762,488
Debra Hess	165,891,669	2,760,930	32,091	9,762,448
Lisa W. Hess	167,144,780	1,499,996	39,914	9,762,448
Lisa Mumford	168,113,509	532,544	38,637	9,762,448
Gaetano Muzio	167,904,412	743,923	36,355	9,762,448
Gregory V. Serio	165,100,444	2,997,029	587,217	9,762,448
Noel J. Spiegel	167,540,083	1,107,738	36,869	9,762,448
Richard G. Thornberry	168,129,335	517,949	37,406	9,762,448

(2)	Approval, by an advisory, non-binding vote, of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
164,533,076	4,076,076	75,538	9,762,448

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

FOR	AGAINST	ABSTAIN
176,414,267	1,999,409	33,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 19, 2020	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary